As filed with the Securities and Exchange Commission on August 28, 2009

Registration No. 333-120292
______________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
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POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________________________________

NOVEN PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	59-2767632
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

11960 S.W. 144th Street Miami, Florida	33186
(Address of Principal Executive Offices)	(Zip Code)

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 Noven Pharmaceuticals, Inc. 1999 Long-Term Incentive Plan
(Full title of the plan)
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Jeffrey F. Eisenberg
President and Chief Executive Officer
Noven Pharmaceuticals, Inc.
11960 S.W. 144th Street
Miami, Florida 33186
(305) 253-5099

(Name, address, and telephone number, including area code, of agent for service)
______________________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☑
Non-Accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SHARES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-120292) previously filed by Noven Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), on November 8, 2004 (the “Registration Statement”).

On August 27, 2009, pursuant to the terms of an Agreement and Plan of Merger, dated as of July 14, 2009, among Hisamitsu Pharmaceutical Co., Inc., a Japanese corporation (“Parent”), Hisamitsu U.S., Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Holdings”), Northstar Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Holdings (“Purchaser”), and the Registrant, Purchaser merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation in the Merger and a wholly owned subsidiary of Parent.

As a result of the Merger, the Registrant has terminated all offerings of securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statement.  In accordance with an undertaking made by the Registrant to remove from registration, by means of a post-effective amendment, any securities registered under the Registration Statement that remain unsold at the termination of the offering, the Registrant hereby removes from registration all securities registered under the Registration Statement that remain unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Registration No. 333-120292) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 28th day of August, 2009.

NOVEN PHARMACEUTICALS, INC.

By:	/s/ Jeffrey F. Eisenberg
Mr. Jeffrey F. Eisenberg
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities indicated, as of August 28, 2009.

SIGNATURE	TITLE
/s/ Jeffrey F. Eisenberg	President, Chief Executive Officer and Director (Principal Executive Officer)
Mr. Jeffrey F. Eisenberg
/s/ Michael D. Price	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Mr. Michael D. Price
/s/ Kazuhide Nakatomi	Director (Chairman)
Mr. Kazuhide Nakatomi
/s/ Kosuke Sugiyama	Director (Vice Chairman)
Mr. Kosuke Sugiyama